Press Release

    Date:    August 9, 2022                    Contact: Enstar Communications
    For Release: Immediately             Telephone: +1 (441) 292-3645

Enstar Group Limited Reports Second Quarter Results

•Net Loss of $493 million and $775 million and Return on Equity of (9.8)% and (13.9)% for the three and six months ended June 30, 2022, driven by unrealized losses on fixed income securities in the rising interest rate environment
•Book Value per Ordinary Share and Adjusted Book Value per Ordinary Share* of $245.93 and $241.05, respectively, as of June 30, 2022
•Returned $163 million to shareholders through share repurchases at a weighted average discount to book value of 20.3% during the six months ended June 30, 2022
•Agreed a Loss Portfolio Transfer with Argo Group International Holdings, Ltd. (“Argo”) covering a number of Argo’s U.S. casualty insurance portfolios, with a policy limit of $1.1 billion
Hamilton, Bermuda - August 9, 2022 - Enstar Group Limited (Nasdaq: ESGR) filed its quarterly report on Form 10-Q with the SEC earlier today. An audio presentation reviewing the second quarter 2022 results with expanded commentary is available on Enstar's investor relations website at investor.enstargroup.com.

Second Quarter 2022 Highlights:

•Return on equity ("ROE") of (9.8)% and Adjusted ROE* of (2.9)% compared to 6.0% and 5.1%, respectively, in the second quarter 2021. ROE was impacted by $379 million of net unrealized losses arising from interest rate increases on fixed maturity portfolios that are classified as trading, combined with $212 million of net unrealized losses in Enstar's non-core portfolios.
•The market dislocation has resulted in material unrealized losses in our investment portfolio impacted by the combination of interest rate increases, widening credit spreads and equity market declines. While we recognized net investment losses of $522 million in the quarter, we are confident in our investment strategies for the long term.
•Positively, our solvency or economic balance sheet became stronger during the second quarter. This is driven by two factors:
◦First, our solvency ratio reflects not only losses on investments but also the impact of a higher discount rate on our reserves; and
◦Secondly, our core fixed income securities are shorter in duration than our insurance liabilities.
•Our quarter's run-off liability earnings ("RLE") benefited from reductions in the value of certain portfolios that are held at fair value and favorable loss activity in the professional indemnity/directors and officers and workers' compensation lines of business net of amortization of deferred charge assets ("DCAs").
* Non-GAAP measure; refer to "Non-GAAP Financial Measures" further below for explanatory notes and a reconciliation to the most directly comparable GAAP measure.
Enstar Group Limited | Second Quarter 2022 | Press Release                 1

•On August 8, 2022, we executed an LPT agreement with a wholly owned subsidiary of Argo covering a number of its U.S. casualty insurance portfolios, including construction, for accident years 2011 to 2019. We will provide ground up cover of $746 million, and an additional $275 million of cover in excess of $821 million, up to a policy limit of $1.1 billion. Argo will retain a loss corridor of $75 million up to $821 million. The closing of the transaction is subject to regulatory approval and other closing conditions which we expect to be completed in the second half of 2022.

Commenting on the Company’s results, Enstar CEO Dominic Silvester said:

“We completed one of our largest-ever loss portfolio transactions in the quarter, assuming an incremental $1.9 billion of subject loss reserves from Aspen, an established business partner, and transitioned claims management authority to Enstar. In addition, on August 8, 2022, we announced a reinsurance agreement with Argo which will provide us with the opportunity to bring our legacy expertise to the run-off of Argo’s US casualty book.
Our second quarter financial results continued to be impacted by unrealized investment losses, resulting from rising interest rates and ongoing economic uncertainty. Our fixed income portfolio has incurred a significant amount of the unrealized losses. However, it is important to keep in mind that this portfolio is designed to largely complement the maturity of underlying loss reserves and as such, we expect the losses to unwind over time. Overall, we remain confident that our investment strategy can generate strong value for the long term. We maintain a strong balance sheet with capacity to continue to pursue our active pipeline of opportunities and remain focused on delivering long-term value to our partners and shareholders.
We are seeing a robust market demand for our solutions and we maintain discipline with respect to acquiring new business and will only execute on transactions where we can generate appropriate risk-adjusted returns.”

Six months ended results included:

•Net loss of $775 million, or $44.54 per diluted ordinary share, compared to net earnings of $561 million, or $25.60 per diluted ordinary share, for the six months ended June 30, 2021.
•ROE of (13.9)% and Adjusted ROE* of (4.2)%, compared to 9.1% and 10.9%, respectively, for the six months ended June 30, 2021. ROE was impacted by unrealized losses arising from interest rate increases on fixed maturity portfolios that are classified trading combined with unrealized losses in Enstar's non-core portfolios.
•Annualized RLE of 3.7% and Annualized Adjusted RLE* of 0.5%, compared to 2.5% and 1.1%, respectively, for the six months ended June 30, 2021. RLE benefited from reductions in the value of certain portfolios that are held at fair value, favorable loss activity in the professional indemnity/directors and officers and workers' compensation lines of business net of amortization of DCAs, and favorable results on Enstar's inactive catastrophe programs held by Enhanzed Re.
•Annualized total investment return (“TIR”) of (8.1)% and Annualized Adjusted TIR* of (0.8)%, compared to 6.8% and 8.0%, respectively, for the six months ended June 30, 2021. Recognized investment results were impacted by the combination of interest rate increases, widening credit spreads and equity market declines.
•We repurchased 697,580 voting ordinary shares during the six months ended June 30, 2022 for an aggregate $163 million, representing an average price per share of $233.92 and a weighted average discount to our net book value per ordinary share of 20.3%. During the six months ended June 30, 2022, we utilized $105 million of the $200 million authorized under the 2022 Repurchase Program and the remaining $59 million authorized under the 2021 Repurchase Program to repurchase our ordinary shares.

* Non-GAAP measure; refer to "Non-GAAP Financial Measures" further below for explanatory notes and a reconciliation to the most directly comparable GAAP measure.

Enstar Group Limited | Second Quarter 2022 | Press Release                 2

Key Financial and Operating Metrics

We use the following GAAP and Non-GAAP measures to monitor the performance of and manage the company:

	Three Months Ended				Six Months Ended
	June 30, 2022	June 30, 2021	$ / pp / bp Change		June 30, 2022	June 30, 2021	$ / pp / bp Change
	(in millions of U.S. dollars, except per share data)
Key Earnings Metrics
Net (loss) earnings attributable to Enstar ordinary shareholders	$(493)	$378	$(871)		$(775)	$561	$(1,336)
Adjusted operating (loss) income attributable to Enstar ordinary shareholders*	$(150)	$296	$(446)		$(223)	$591	$(814)
ROE	(9.8)%	6.0%	(15.8)	pp	(13.9)%	9.1%	(23.0)	pp
Annualized ROE					(27.7)%	18.2%	(45.9)	pp
Adjusted ROE*	(2.9)%	5.1%	(8.0)	pp	(4.2)%	10.9%	(15.1)	pp
Annualized Adjusted ROE*					(8.4)%	21.7%	(30.1)	pp

Key Run-off Metrics
Prior period development	$79	$10	$69		$222	$120	$102
Adjusted prior period development*	$29	$24	$5		$28	$50	$(22)
Annualized RLE					3.7%	2.5%	1.2	pp
Annualized Adjusted RLE*					0.5%	1.1%	(0.6)	pp

Key Investment Return Metrics
Total investable assets					$20,869	$20,169	$700
Adjusted total investable assets*					$22,115	$19,830	$2,285
Annualized investment book yield	2.32%	2.65%	(33)	bp	2.03%	2.24%	(21)	bp
Annualized TIR					(8.1)%	6.8%	(14.9)	pp
Annualized Adjusted TIR*					(0.8)%	8.0%	(8.8)	pp

					As of
					June 30, 2022	December 31, 2021
Key Shareholder Metrics
Book value per ordinary share					$245.93	$316.34	$(70.41)
Adjusted book value per ordinary share*					$241.05	$310.80	$(69.75)

pp - Percentage point(s)
bp - Basis point(s)
*Non-GAAP measure; refer to "Non-GAAP Financial Measures" further below for explanatory notes and a reconciliation to the most directly comparable GAAP measure.

Enstar Group Limited | Second Quarter 2022 | Press Release                 3

Results of Operations by Segment - For the Three and Six Months Ended June 30, 2022 and 2021

Run-off Segment
The following is a discussion and analysis of the results of operations for our Run-off segment.

	Three Months Ended			Six Months Ended
	June 30,		$ Change	June 30,		$ Change
	2022	2021		2022	2021
INCOME	(in millions of U.S. dollars)
Net premiums earned	$9	$42	$(33)	$26	$115	$(89)
Other income:
Reduction in estimates of net ultimate defendant A&E liabilities - prior periods	1	5	(4)	4	14	(10)
Reduction in estimated future defendant A&E expenses	1	—	1	1	3	(2)
All other income	5	9	(4)	12	19	(7)
Total other income	7	14	(7)	17	36	(19)
Total income	16	56	(40)	43	151	(108)

EXPENSES
Net incurred losses and LAE:
Current period	14	42	(28)	25	86	(61)
Prior periods:
Reduction in estimates of net ultimate losses	(108)	(42)	(66)	(137)	(67)	(70)
Reduction in provisions for ULAE	(13)	(17)	4	(34)	(31)	(3)
Total prior periods	(121)	(59)	(62)	(171)	(98)	(73)
Total net incurred losses and LAE	(107)	(17)	(90)	(146)	(12)	(134)
Acquisition costs	9	—	9	17	29	(12)
General and administrative expenses (1)	36	64	(28)	75	92	(17)
Total expenses	(62)	47	(109)	(54)	109	(163)

SEGMENT NET EARNINGS	$78	$9	$69	$97	$42	$55
(1) Second quarter 2021 results include incremental expenses attributable to the first quarter 2021 general and administrative expenses following a refinement made to the allocation of expenses in the second quarter of 2021, which increased the general and administrative expenses of the Run-off segment for the three months ended June 30, 2021 by $16 million.
Three and Six Months Ended June 30, 2022 versus 2021: Net earnings from our Run-off segment increased by $69 million and $55 million, respectively, primarily due to:
•A $62 million and $73 million increase in favorable PPD for the three and six months ended June 30, 2022, respectively, driven by a $66 million and $70 million increase in the reduction in estimates of net ultimate losses, respectively, primarily due to favorable loss activity in the professional indemnity/directors and officers and workers’ compensation lines of business; and
•A decrease in general and administrative expenses of $28 million and $17 million, respectively. Excluding the impact of the refinement made to the allocation of expenses in the second quarter of 2021 as described above, these decreases were primarily driven by lower salaries and benefits due to reductions in head count and long-term incentive plan costs and decreases in professional fees for the three and six months ended June 30, 2022; partially offset by
•Reductions in net premiums earned that were greater than the reductions in current period net incurred losses and LAE for the three and six months ended June 30, 2022, following our exit of our StarStone International business beginning in 2020; and
•A reduction in other income of $7 million and $19 million, respectively, primarily driven by lower favorable prior period development related to our defendant A&E liabilities for the three and six months ended June 30, 2022.

Enstar Group Limited | Second Quarter 2022 | Press Release                 4

Investments Segment
The following is a discussion and analysis of the results of operations for our Investments segment.

	Three Months Ended			Six Months Ended
	June 30,		$ Change	June 30,		$ Change
	2022	2021		2022	2021
	(in millions of U.S. dollars)
INCOME
Net investment income:
Fixed income securities	$85	$87	$(2)	$153	$138	$15
Cash and restricted cash	1	—	1	1	—	1
Other investments, including equities	22	15	7	41	29	12
Less: Investment expenses	(4)	(26)	22	(15)	(30)	15
Total net investment income	104	76	28	180	137	43
Net realized (losses) gains:
Fixed income securities	(30)	5	(35)	(65)	(6)	(59)
Other investments, including equities	(8)	1	(9)	(10)	2	(12)
Net realized (losses) gains:	(38)	6	(44)	(75)	(4)	(71)
Net unrealized (losses) gains:
Fixed income securities	(377)	105	(482)	(670)	(89)	(581)
Other investments, including equities	(212)	295	(507)	(294)	479	(773)
Total net unrealized (losses) gains:	(589)	400	(989)	(964)	390	(1,354)
Total income	(523)	482	(1,005)	(859)	523	(1,382)

EXPENSES
General and administrative expenses (1)	10	13	(3)	19	16	3
Total expenses	10	13	(3)	19	16	3

Earnings (losses) from equity method investments	1	(3)	4	32	115	(83)

SEGMENT NET (LOSS) EARNINGS	$(532)	$466	$(998)	$(846)	$622	$(1,468)
(1) Second quarter 2021 results include incremental expenses attributable to the first quarter 2021 general and administrative expenses following a refinement made to the allocation of expenses in the second quarter of 2021, which increased the general and administrative expenses of the Investments segment for the three months ended June 30, 2021 by $3 million.

Three and Six Months Ended June 30, 2022 versus 2021: Net loss from our Investments segment was $532 million and $846 million for the three and six months ended June 30, 2022, respectively, compared to net earnings of $466 million and $622 million for the three and six months ended June 30, 2021. The unfavorable movements of $998 million and $1.5 billion, respectively, were primarily due to:
•net realized and unrealized losses on our fixed income securities of $407 million and $735 million, respectively, driven by rising interest rates and widening credit spreads, in comparison to net gains of $110 million and net losses of $95 million, respectively, in the comparative periods;
•net realized and unrealized losses on our other investments, including equities, of $220 million and $304 million, respectively, in comparison to net gains of $296 million and $481 million, respectively, in the comparative periods, primarily driven by underperformance of our fixed income funds, public equities and CLO equities as a result of significant volatility in global equity markets and widening high yield credit spreads. The results were partially offset by gains on our private equity funds, private credit funds and real estate funds, which are typically recorded on a one quarter lag, and net gains on our hedge funds for the three months ended June 30, 2022 as a result of exposure to Chinese equities; and
Enstar Group Limited | Second Quarter 2022 | Press Release                 5

•an $83 million decrease in earnings from equity method investments for the six months ended June 30, 2022, largely due to our acquisition of the controlling interest in Enhanzed Re, effective September 1, 2021 (consolidated net loss from Enhanzed Re was $95 million for the six months ended June 30, 2022). Prior to that date, the results of Enhanzed Re were recorded in earnings from equity method investments within the Investments segment; partially offset by:
•increases in our net investment income of $28 million and $43 million, respectively, which is primarily due to an increase in our average aggregate fixed income assets due to new business during the past year and the reinvestment of fixed maturities at higher yields.
Net investment losses recognized on the fixed income securities that support our Enhanzed Re life reinsurance business for the three and six months ended June 30, 2022 were $109 million and $128 million, respectively.

Income and Earnings by Segment - For the Three and Six Months Ended June 30, 2022 and 2021

	Three Months Ended			Six Months Ended
	June 30, 2022	June 30, 2021	$ Change	June 30, 2022	June 30, 2021	$ Change
	(in millions of U.S. dollars)
INCOME
Run-off	$16	$56	$(40)	$43	$151	$(108)
Enhanzed Re	1	—	1	15	—	15
Investments	(523)	482	(1,005)	(859)	523	(1,382)
Legacy Underwriting	6	15	(9)	8	28	(20)
Subtotal	(500)	553	(1,053)	(793)	702	(1,495)
Corporate and other	14	(6)	20	17	4	13
Total income	$(486)	$547	$(1,033)	$(776)	$706	$(1,482)

SEGMENT NET (LOSS) EARNINGS
Run-off (3)	$78	$9	$69	$97	$42	$55
Enhanzed Re	(7)	—	(7)	22	—	22
Investments (3)	(532)	466	(998)	(846)	622	(1,468)
Legacy Underwriting	—	(2)	2	—	—	—
Total segment net (loss) earnings	(461)	473	(934)	(727)	664	(1,391)
Corporate and other (1)(2)(3)	(32)	(95)	63	(48)	(103)	55
NET (LOSS) EARNINGS ATTRIBUTABLE TO ENSTAR ORDINARY SHAREHOLDERS	$(493)	$378	$(871)	$(775)	$561	$(1,336)

(1) Other income (expense) for corporate and other activities includes the amortization of fair value adjustments associated with the acquisition of DCo LLC and Morse TEC LLC.
(2) Net incurred losses and LAE for corporate and other activities includes the amortization of deferred charge assets (“DCAs”) on retroactive reinsurance contracts, fair value adjustments associated with the acquisition of companies and the changes in the discount rate and risk margin components of the fair value of assets and liabilities related to our assumed retroactive reinsurance contracts for which we have elected the fair value option. The three and six months ended June 30, 2022 included accelerated amortization of $72 million and $96 million, respectively, corresponding to increased favorable prior period development on net ultimate liabilities recorded in our Run-off segment. The three and six months ended June 30, 2021 included accelerated amortization of $11 million corresponding to increased favorable prior period development on net ultimate liabilities recorded in our Run-off segment.
(3) Second quarter 2021 results include incremental expenses attributable to the first quarter 2021 general and administrative expenses following a refinement made to the allocation of expenses in the second quarter of 2021, which increased/(decreased) general and administrative expenses of the Run-off and Investment segments by $16 million and $3 million, respectively, as well as corporate and other activities by $(19) million, for the three months ended June 30, 2021.

For additional detail on the Enhanzed Re segment, the Legacy Underwriting segment and corporate and other activities, please refer to the Form 10-Q.
Enstar Group Limited | Second Quarter 2022 | Press Release                 6

Cautionary Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of Enstar and its management team. Investors are cautioned that any such forward-looking statements speak only as of the date they are made, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Important risk factors regarding Enstar can be found under the heading "Risk Factors" in our Form 10-K for the year ended December 31, 2021 and are incorporated herein by reference. Furthermore, Enstar undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.

About Enstar

Enstar is a NASDAQ-listed leading global (re)insurance group that offers capital release solutions through its network of group companies in Bermuda, the United States, the United Kingdom, Continental Europe, Australia, and other international locations. A market leader in completing legacy acquisitions, Enstar has acquired over 110 companies and portfolios since its formation in 2001. For further information about Enstar, see www.enstargroup.com.

Contacts

For Investors: Matthew Kirk (investor.relations@enstargroup.com)
For Media: Jenna Kerr (communications@enstargroup.com)
Enstar Group Limited | Second Quarter 2022 | Press Release                 7

ENSTAR GROUP LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
For the Three and Six Months Ended June 30, 2022 and 2021

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(expressed in millions of U.S. dollars, except share and per share data)
INCOME
Net premiums earned	$14	$59	$48	$152
Net investment income	106	76	186	138
Net realized (losses) gains	(38)	6	(75)	(5)
Net unrealized (losses) gains	(591)	400	(972)	390
Other income	23	6	37	16
Net gain on sales of subsidiaries	—	—	—	15
Total income	(486)	547	(776)	706

EXPENSES
Net incurred losses and loss adjustment expenses
Current period	13	50	26	104
Prior periods	(79)	(10)	(222)	(120)
Total net incurred losses and loss adjustment expenses	(66)	40	(196)	(16)
Policyholder benefit expenses	6	—	18	—
Acquisition costs	12	5	20	39
General and administrative expenses	83	93	168	176
Interest expense	23	17	48	33
Net foreign exchange (gains)	(13)	(10)	(10)	(7)
Total expenses	45	145	48	225

(LOSS) EARNINGS BEFORE INCOME TAXES	(531)	402	(824)	481
Income tax benefit (expense)	4	(9)	4	(3)
Earnings (losses) from equity method investments	1	(3)	32	115
NET (LOSS) EARNINGS	(526)	390	(788)	593
Net loss (earnings) attributable to noncontrolling interests	42	(3)	31	(14)
NET (LOSS) EARNINGS ATTRIBUTABLE TO ENSTAR	(484)	387	(757)	579
Dividends on preferred shares	(9)	(9)	(18)	(18)
NET (LOSS) EARNINGS ATTRIBUTABLE TO ENSTAR ORDINARY SHAREHOLDERS	$(493)	$378	$(775)	$561

(Loss) earnings per ordinary share attributable to Enstar:
Basic	$(28.62)	$17.44	$(44.54)	$25.95
Diluted	$(28.62)	$17.28	$(44.54)	$25.60
Weighted average ordinary shares outstanding:
Basic	17,224,449	21,631,749	17,400,257	21,597,236
Diluted	17,470,691	21,832,218	17,634,698	21,892,744
Enstar Group Limited | Second Quarter 2022 | Press Release                 8

ENSTAR GROUP LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of June 30, 2022 and December 31, 2021

	June 30, 2022	December 31, 2021
	(in millions of U.S. dollars, except share data)
ASSETS
Short-term investments, trading, at fair value	$15	$6
Short-term investments, available-for-sale, at fair value (amortized cost: 2022 — $43; 2021 — $34; net of allowance: 2022 and 2021 — $0)	42	34
Fixed maturities, trading, at fair value	2,783	3,756
Fixed maturities, available-for-sale, at fair value (amortized cost: 2022 — $5,673; 2021 — $5,689; net of allowance: 2022 — $42; 2021 — $10)	5,099	5,652
Funds held - directly managed	2,481	3,007
Equities, at fair value (cost: 2022 — $1,819; 2021 — $1,831)	1,776	1,995
Other investments, at fair value	3,125	2,333
Equity method investments	506	493
Total investments	15,827	17,276
Cash and cash equivalents	785	1,646
Restricted cash and cash equivalents	301	446
Reinsurance balances recoverable on paid and unpaid losses (net of allowance: 2022 — $137; 2021 — $136)	948	1,085
Reinsurance balances recoverable on paid and unpaid losses, at fair value	327	432
Insurance balances recoverable (net of allowance: 2022 and 2021 — $5)	191	213
Funds held by reinsured companies	3,956	2,340
Deferred charge assets	286	371
Other assets	648	620
TOTAL ASSETS	$23,269	$24,429
LIABILITIES
Losses and loss adjustment expenses	$12,142	$11,269
Losses and loss adjustment expenses, at fair value	1,499	1,989
Future policyholder benefits	1,363	1,502
Defendant asbestos and environmental liabilities	620	638
Insurance and reinsurance balances payable	205	254
Debt obligations	1,905	1,691
Other liabilities	475	581
TOTAL LIABILITIES	18,209	17,924
COMMITMENTS AND CONTINGENCIES

REDEEMABLE NONCONTROLLING INTERESTS	174	179

SHAREHOLDERS’ EQUITY
Ordinary Shares (par value $1 each, issued and outstanding 2022: 17,574,197; 2021: 18,223,574):
Voting Ordinary Shares (issued and outstanding 2022: 15,976,485; 2021: 16,625,862)	16	17
Non-voting convertible ordinary Series C Shares (issued and outstanding 2022 and 2021: 1,192,941)	1	1
Non-voting convertible ordinary Series E Shares (issued and outstanding 2022 and 2021: 404,771)	—	—
Preferred Shares:
Series C Preferred Shares (issued and held in treasury 2022 and 2021: 388,571)	—	—
Series D Preferred Shares (issued and outstanding 2022 and 2021: 16,000; liquidation preference $400)	400	400
Series E Preferred Shares (issued and outstanding 2022 and 2021: 4,400; liquidation preference $110)	110	110
Treasury shares, at cost (Series C Preferred Shares 2022 and 2021: 388,571)	(422)	(422)
Joint Share Ownership Plan (voting ordinary shares, held in trust 2022 and 2021: 565,630)	(1)	(1)
Additional paid-in capital	769	922
Accumulated other comprehensive loss	(490)	(16)
Retained earnings	4,310	5,085
Total Enstar Shareholders’ Equity	4,693	6,096
Noncontrolling interests	193	230
TOTAL SHAREHOLDERS’ EQUITY	4,886	6,326
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY	$23,269	$24,429
Enstar Group Limited | Second Quarter 2022 | Press Release                 9

Non-GAAP Financial Measures

In addition to our key financial measures presented in accordance with GAAP, we present other non-GAAP financial measures that we use to manage our business, compare our performance against prior periods and against our peers, and as performance measures in our incentive compensation program.
These non-GAAP financial measures provide an additional view of our operational performance over the long-term and provide the opportunity to analyze our results in a way that is more aligned with the manner in which our management measures our underlying performance.
The presentation of these non-GAAP financial measures, which may be defined and calculated differently by other companies, is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.
We have presented the results and GAAP reconciliations for these measures further below. The following tables present more information on each non-GAAP measure.

Non-GAAP Measure	Definition	Purpose of Non-GAAP Measure over GAAP Measure
Adjusted book value per ordinary share	Total Enstar ordinary shareholders' equity Divided by Number of ordinary shares outstanding, adjusted for: -the ultimate effect of any dilutive securities on the number of ordinary shares outstanding
Increases the number of ordinary shares to reflect equity awards granted but not yet vested as, over the long term, this presents a prudent view of our book value per share.

We use this non-GAAP measure in our incentive compensation program.

Adjusted return on equity (%)	Adjusted operating income (loss) attributable to Enstar ordinary shareholders divided by adjusted opening Enstar ordinary shareholder's equity
Calculating the operating income (loss) as a percentage of our adjusted opening Enstar ordinary shareholders' equity provides a more valuable and consistent measure of the performance of our business, and enhances comparisons to prior periods:

•by adjusting investment returns for the temporary impact of the change in fair value of fixed maturity securities (both credit spreads and interest rates) which we hold until the earlier of maturity or used to fund any settlement of related liabilities which are generally recorded at cost;
•by removing the impact of non-cash charges that obscure our trends on a consistent basis; and
•by removing items that are not indicative of our ongoing operations;

We use this non-GAAP measure in our annual incentive compensation program.

We include the amortization of fair value adjustments as a non-GAAP adjustment to the adjusted operating income (loss) attributable to Enstar ordinary shareholders as it is considered to be a non-cash charge and not indicative of our operating results.

Adjusted operating income (loss) attributable to Enstar ordinary shareholders (numerator)
Net earnings (loss) attributable to Enstar ordinary shareholders, adjusted for:
-net realized and unrealized (gains) losses on fixed maturity investments and funds held-directly managed
-change in fair value of insurance contracts for which we have elected the fair value option (1)
-amortization of fair value adjustments
-net gain/loss on purchase and sales of subsidiaries (if any)
-net earnings from discontinued operations (if any)
-tax effects of adjustments
-adjustments attributable to noncontrolling interests

Adjusted opening Enstar ordinary shareholders' equity (denominator)
Opening Enstar ordinary shareholders' equity, less:
-net unrealized gains (losses) on fixed maturity investments and funds held-directly managed,
-fair value of insurance contracts for which we have elected the fair value option (1),
-fair value adjustments, and
-net assets of held for sale or disposed subsidiaries classified as discontinued operations (if any)

Enstar Group Limited | Second Quarter 2022 | Press Release                 10

Adjusted total investment return (%)	Adjusted total investment return (dollars) recognized in earnings for the applicable period divided by period average adjusted total investable assets.	Provides a key measure of the return generated on the capital held in the business and is reflective of our investment strategy.

Provides a consistent measure of investment returns as a percentage of all assets generating investment returns.

Adjusts investment returns for the temporary impact of the change in fair value of fixed maturity securities (both credit spreads and interest rates) which we hold until the earlier of maturity or used to fund any settlement of related liabilities which are generally recorded at cost.

Adjusted total investment return ($) (numerator)	Total investment return (dollars), adjusted for: -net realized and unrealized (gains) losses on fixed maturity investments and funds held-directly managed
Adjusted average aggregate total investable assets (denominator)
Total average investable assets, adjusted for:
-net unrealized (gains) losses on fixed maturities, AFS investments included within AOCI
-net unrealized (gains) losses on fixed maturities, trading instruments

Adjusted run-off liability earnings (%)	Adjusted PPD divided by average adjusted net loss reserves
Calculating the RLE as a percentage of our adjusted average net loss reserves provides a more meaningful measurement of our claims management performance.

We use this measure to evaluate our ability to settle our obligations for amounts less than our initial estimate at the point of acquiring the obligations.

In order to provide a complete and consistent picture of our claims performance, we combine the reduction (increase) in estimates of prior period net ultimate losses relating to our Run-off segment with the amortization of deferred charge assets, both of which are included in net incurred losses and LAE and have an inverse effect on our results. We also include our performance in managing our defendant A&E liabilities, that do not form part of loss reserves.

The remaining components of net incurred losses and LAE and net loss reserves are not considered key components of our claims performance as they are either not non-life run-off in nature, or are considered to be non-cash charges that obscure our trends on a consistent basis.

We use this measure to assess the performance of our claim strategies and part of the performance assessment of our past acquisitions.

Adjusted prior period development (numerator)
Prior period net incurred losses and LAE, adjusted to:
Remove:
-Legacy Underwriting and Enhanzed Re operations
-the reduction/(increase) in provisions for unallocated LAE (ULAE)
-amortization of fair value adjustments,
-change in fair value of insurance contracts for which we have elected the fair value option (1),
and
Add:
-the reduction/(increase) in estimates of our defendant A&E ultimate net liabilities.

Adjusted net loss reserves (denominator)
Net losses and LAE, adjusted to:
Remove:
-Legacy Underwriting and Enhanzed Re net loss reserves
-current period net loss reserves
-the net ULAE provision
-net fair value adjustments associated with the acquisition of companies,
-the fair value adjustments for contracts for which we have elected the fair value option (1) and
Add:
-net nominal defendant asbestos and environmental exposures.

(1) Comprises the discount rate and risk margin components.
Enstar Group Limited | Second Quarter 2022 | Press Release                 11

Reconciliation of GAAP to Non-GAAP Measures

The table below presents a reconciliation of BVPS to Adjusted BVPS*:

	June 30, 2022			December 31, 2021
	Equity (1)	Ordinary Shares	Per Share Amount	Equity (1)	Ordinary Shares	Per Share Amount
	(in millions of U.S. dollars, except share and per share data)
Book value per ordinary share	$4,183	17,008,567	$245.93	$5,586	17,657,944	$316.34
Non-GAAP adjustments:
Share-based compensation plans		344,890			315,205
Adjusted book value per ordinary share*	$4,183	17,353,457	$241.05	$5,586	17,973,149	$310.80
(1) Equity comprises Enstar ordinary shareholders' equity, which is calculated as Enstar shareholders' equity less preferred shares ($510 million) prior to any non-GAAP adjustments.

The tables below present a reconciliation of Annualized ROE to Annualized Adjusted ROE*:

	Three Months Ended
	June 30, 2022				June 30, 2021
	Net (loss) earnings (1)	Opening equity (1)	(Adj) ROE	Annualized (Adj) ROE	Net (loss) earnings (1)	Opening equity (1)	(Adj) ROE	Annualized (Adj) ROE
	(in millions of U.S. dollars)
Net (loss) earnings/Opening equity/ROE/Annualized ROE (1)	$(493)	$5,024	(9.8)%	(39.3)%	$378	$6,251	6.0%	24.2%
Non-GAAP adjustments:
Remove:
Net realized and unrealized losses (gains) on fixed maturity investments and funds held - directly managed / Net unrealized losses (gains) on fixed maturity investments and funds held - directly managed (2)	409	458			(110)	(228)
Change in fair value of insurance contracts for which we have elected the fair value option / Fair value of insurance contracts for which we have elected the fair value option (3)	(48)	(201)			17	(109)
Amortization of fair value adjustments / Fair value adjustments	5	(104)			6	(125)
Tax effects of adjustments (4)	20				4
Adjustments attributable to noncontrolling interests (5)	(43)				1
Adjusted operating (loss) income/Adjusted opening equity/Adjusted ROE/Annualized adjusted ROE*	$(150)	$5,177	(2.9)%	(11.6)%	$296	$5,789	5.1%	20.5%
(1) Net (loss) earnings comprises net (loss) earnings attributable to Enstar ordinary shareholders, prior to any non-GAAP adjustments. Opening equity comprises Enstar ordinary shareholders' equity, which is calculated as opening Enstar shareholders' equity less preferred shares ($510 million), prior to any non-GAAP adjustments.
(2) Represents the net realized and unrealized losses (gains) related to fixed maturity securities. Our fixed maturity securities are held directly on our balance sheet and also within the "Funds held - directly managed" balance.
(3) Comprises the discount rate and risk margin components.
(4) Represents an aggregation of the tax expense or benefit associated with the specific country to which the pre-tax adjustment relates, calculated at the applicable jurisdictional tax rate.
(5) Represents the impact of the adjustments on the net earnings (loss) attributable to noncontrolling interests associated with the specific subsidiaries to which the adjustments relate.
*Non-GAAP measure.
Enstar Group Limited | Second Quarter 2022 | Press Release                 12

	Six Months Ended
	June 30, 2022				June 30, 2021
	Net (loss) earnings (1)	Opening equity (1)	(Adj) ROE	Annualized (Adj) ROE	Net (loss) earnings (1)	Opening equity (1)	(Adj) ROE	Annualized (Adj) ROE
	(in millions of U.S. dollars)
Net (loss) earnings/Opening equity/ROE/Annualized ROE (1)	$(775)	$5,586	(13.9)%	(27.7)%	$561	$6,164	9.1%	18.2%
Non-GAAP adjustments:
Net realized and unrealized losses on fixed maturity investments and funds held - directly managed / Net unrealized gains on fixed maturity investments and funds held - directly managed (2)	743	(89)			96	(560)
Change in fair value of insurance contracts for which we have elected the fair value option / Fair value of insurance contracts for which we have elected the fair value option (3)	(146)	(107)			(58)	(33)
Amortization of fair value adjustments / Fair value adjustments	7	(106)			8	(128)
Net gain on sales of subsidiaries	—				(15)
Tax effects of adjustments (4)	(4)				(13)
Adjustments attributable to noncontrolling interests (5)	(48)				12
Adjusted operating (loss) income/Adjusted opening equity/Adjusted ROE/Annualized adjusted ROE*	$(223)	$5,284	(4.2)%	(8.4)%	$591	$5,443	10.9%	21.7%
(1) Net (loss) earnings comprises net (loss) earnings attributable to Enstar ordinary shareholders, prior to any non-GAAP adjustments. Opening equity comprises Enstar ordinary shareholders' equity, which is calculated as opening Enstar shareholders' equity less preferred shares ($510 million), prior to any non-GAAP adjustments.
(2) Represents the net realized and unrealized losses (gains) related to fixed maturity securities. Our fixed maturity securities are held directly on our balance sheet and also within the "Funds held - directly managed" balance.
(3) Comprises the discount rate and risk margin components.
(4) Represents an aggregation of the tax expense or benefit associated with the specific country to which the pre-tax adjustment relates, calculated at the applicable jurisdictional tax rate.
(5) Represents the impact of the adjustments on the net earnings (loss) attributable to noncontrolling interests associated with the specific subsidiaries to which the adjustments relate.
*Non-GAAP measure.

Enstar Group Limited | Second Quarter 2022 | Press Release                 13

The tables below present a reconciliation of PPD to Adjusted PPD* and Annualized RLE to Annualized Adjusted RLE*:

	Three Months Ended	As of			Three Months Ended
	June 30, 2022	June 30, 2022	March 31, 2022	June 30, 2022	June 30, 2022
	PPD	Net loss reserves	Net loss reserves	Average net loss reserves	Annualized RLE %
	(in millions of U.S. dollars)
PPD/net loss reserves/Annualized RLE	$79	$12,238	$10,962	$11,600	2.7%
Non-GAAP Adjustments:
Enhanzed Re	(1)	(147)	(150)	(149)
Legacy Underwriting	6	(140)	(142)	(141)
Net loss reserves - current period	—	(26)	(13)	(20)
Reduction in provisions for ULAE / Net ULAE provisions	(13)	(504)	(394)	(449)
Amortization of fair value adjustments / Net fair value adjustments associated with the acquisition of companies	5	99	104	102
Changes in fair value - fair value option / Net fair value adjustments for contracts for which we have elected the fair value option (1)	(48)	239	201	220
Change in estimate of net ultimate liabilities - defendant A&E / Net nominal defendant A&E liabilities	1	574	586	580
Adjusted PPD/Adjusted net loss reserves/Annualized Adjusted RLE*	$29	$12,333	$11,154	$11,743	1.0%

	Three Months Ended	As of			Three Months Ended
	June 30, 2021	June 30, 2021	March 31, 2021	June 30, 2021	June 30, 2021
	PPD	Net loss reserves	Net loss reserves	Average net loss reserves	Annualized RLE %
	(in millions of U.S. dollars)
PPD/net loss reserves/Annualized RLE	$10	$10,835	$9,215	$10,025	0.4%
Non-GAAP Adjustments:
Legacy Underwriting	4	(156)	(153)	(155)
Net loss reserves - current period	—	(91)	(48)	(70)
Reduction in provisions for ULAE / Net ULAE provisions	(18)	(410)	(396)	(403)
Amortization of fair value adjustments / Net fair value adjustments associated with the acquisition of companies	6	120	125	123
Changes in fair value - fair value option / Net fair value adjustments for contracts for which we have elected the fair value option (1)	17	91	109	100
Change in estimate of net ultimate liabilities - defendant A&E / Net nominal defendant A&E liabilities	5	584	599	592
Adjusted PPD/Adjusted net loss reserves/Annualized Adjusted RLE*	$24	$10,973	$9,451	$10,212	0.9%
(1) Comprises the discount rate and risk margin components.
*Non-GAAP measure.

Enstar Group Limited | Second Quarter 2022 | Press Release                 14

	Six Months Ended	As of			Six Months Ended
	June 30, 2022	June 30, 2022	December 31, 2021	June 30, 2022	June 30, 2022
	PPD	Net loss reserves	Net loss reserves	Average net loss reserves	Annualized RLE %
	(in millions of U.S. dollars)
PPD/net loss reserves/Annualized RLE	$222	$12,238	$11,555	$11,897	3.7%
Non-GAAP Adjustments:
Enhanzed Re	(29)	(147)	(181)	(164)
Legacy Underwriting	5	(140)	(153)	(147)
Net loss reserves - current period	—	(26)	—	(13)
Reduction in provisions for ULAE / Net ULAE provisions	(35)	(504)	(416)	(460)
Amortization of fair value adjustments / Net fair value adjustments associated with the acquisition of companies	7	99	106	103
Changes in fair value - fair value option / Net fair value adjustments for contracts for which we have elected the fair value option (1)	(146)	239	107	173
Change in estimate of net ultimate liabilities - defendant A&E / Net nominal defendant A&E liabilities	4	574	574	574
Adjusted PPD/Adjusted net loss reserves/Annualized Adjusted RLE*	$28	$12,333	$11,592	$11,963	0.5%

	Six Months Ended	As of			Six Months Ended
	June 30, 2021	June 30, 2021	December 31, 2020	June 30, 2021	June 30, 2021
	PPD	Net loss reserves	Net loss reserves	Average net loss reserves	Annualized RLE %
	(in millions of U.S. dollars)
PPD/net loss reserves/Annualized RLE	$120	$10,835	$8,544	$9,690	2.5%
Non-GAAP Adjustments:
Legacy Underwriting	(2)	(156)	(955)	(556)
Net loss reserves - current period	—	(91)	—	(46)
Reduction in provisions for ULAE / Net ULAE provisions	(32)	(410)	(334)	(372)
Amortization of fair value adjustments / Net fair value adjustments associated with the acquisition of companies	8	120	128	124
Changes in fair value - fair value option / Net fair value adjustments for contracts for which we have elected the fair value option (1)	(58)	91	33	62
Change in estimate of net ultimate liabilities - defendant A&E / Net nominal defendant A&E liabilities	14	584	615	600
Adjusted PPD/Adjusted net loss reserves/Annualized Adjusted RLE*	$50	$10,973	$8,031	$9,502	1.1%
(1) Comprises the discount rate and risk margin components.
*Non-GAAP measure.

Enstar Group Limited | Second Quarter 2022 | Press Release                 15

The tables below present a reconciliation of our Annualized TIR to our Annualized Adjusted TIR*:

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	(in millions of U.S. dollars)
Net investment income	$106	$76	$186	$138
Net realized (losses) gains	(38)	6	(75)	(5)
Net unrealized (losses) gains	(591)	400	(972)	390
Earnings (losses) from equity method investments	1	(3)	32	115
TIR ($)	$(522)	$479	$(829)	$638

Non-GAAP adjustment:
Net realized and unrealized losses (gains) on fixed maturity investments and funds held-directly managed	409	(110)	743	96
Adjusted TIR ($)*	$(113)	$369	$(86)	$734

Total investments	$15,827	$14,621	$15,827	$14,621
Cash and cash equivalents, including restricted cash and cash equivalents	1,086	1,126	1,086	1,126
Funds held by reinsured companies	3,956	2,202	3,956	2,202
Net variable interest entity assets	—	2,220	—	2,220
Total investable assets	$20,869	$20,169	$20,869	$20,169

Average aggregate invested assets, at fair value (1)	19,826	19,176	20,464	18,636
Annualized TIR % (2)	(10.5)%	10.0%	(8.1)%	6.8%
Non-GAAP adjustment:
Net unrealized losses (gains) on fixed maturities, AFS investments included within AOCI and net unrealized losses (gains) on fixed maturities, trading instruments	1,246	(339)	1,246	(339)
Adjusted investable assets*	$22,115	$19,830	$22,115	$19,830

Adjusted average aggregate invested assets, at fair value* (3)	$20,711	$18,896	$21,024	$18,260
Annualized adjusted TIR %* (4)	(2.2)%	7.8%	(0.8)%	8.0%
(1) This amount is a two and three period average of the total investable assets for the three and six months ended June 30, 2022 and 2021, respectively, as presented above, and is comprised of amounts disclosed in our quarterly and annual U.S. GAAP consolidated financial statements.
(2) Annualized TIR % is calculated by dividing the annualized TIR ($) by average aggregate invested assets, at fair value.
(3) This amount is a two and three period average of the adjusted investable assets* for the three and six months ended June 30, 2022 and 2021, respectively, as presented above.
(4) Annualized adjusted TIR %* is calculated by dividing the annualized adjusted TIR* ($) by adjusted average aggregate invested assets, at fair value*.
*Non-GAAP measure.
Enstar Group Limited | Second Quarter 2022 | Press Release                 16